AFFIDAVIT OF TITLE

     This Affidavit of Title is made on July 31, 1995 between HAH Petroleum, Inc., Seller of Smithville, West Virginia, State of West Virginia, for Hughes Resources, Inc., Buyer of 8283 N. Hayden Road, Scottsdale, Az.

     1. Seller certifies that it is now in possession of and is the absolute owner of the following property:

                  As set forth in Exhibit "A"

     2. Seller also states that its possession has been undisputed and that Seller knows of no fact or reason that may prevent transfer of this property to the Buyer.

     3. Seller also states that no liens, debts, or lawsuits exist regarding this property, except the following:

                           None

     4. Seller finally states that it has full power to transfer full title to this property to the Buyer.



s/ Robin J. Cook__________
(Signature of Seller)

By: HAH Petroleum, Inc.

State of West Virginia
County of Ritchie

     On the 31st day of July 1995, Robin J. Cook personally came before me and, being duly sworn, did state that he is the person described in the above document and that he signed the above document in my presence

s/ Dave C. Zoller________
Notary Public for the County of Ritchie
State of West Virginia

                                        My commission expires June 17, 1999
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                                    EXHIBIT A

     All pipelines associated with the wells purchased from HAH Petroleum, Inc. to transport gas produced from those wells. One of the pipelines is locally known as the Panther Gas Gathering System", such pipelines are principally located in Ritchie County, West Virginia.